EXHIBIT 10.7.9
                           WARRANT PURCHASE AGREEMENT

      This Agreement dated as of April 10, 2006 is entered into between SLM HOLDINGS INC., a Delaware corporation and AEGIS NY VENTURE FUND, LP, a New York limited partnership (the "Purchaser" or "Lender").

                                    RECITALS

      A. SLM Holdings Inc., a Delaware corporation (the "Company" or the "Borrower"), and Aegis NY Venture Fund, LP, as Lender entered into a Loan and Security Agreement of even date herewith (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for, among other things, a certain term loan to be made by Lender to the Borrower. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement or in the Warrant (as defined below), as the case may be.

      B. The Borrower has received, and expects to receive, substantial direct and indirect benefits from the Lender pursuant to the Loan Agreement which benefits are hereby acknowledged.

      C. It is a condition to the Purchaser's willingness to enter into the Loan Agreement and provide to the Borrower the financing contemplated thereby that the Borrower shall have issued warrants to the Purchaser, subject to the terms hereof.

      D. The Borrower is willing and has voluntarily and freely agreed to issue warrants, as hereinafter provided.

      E. The Borrower and the Purchaser intend that the Note and the Warrant issued in accordance with the Loan Agreement and this Agreement constitute an "investment unit" for the purposes of Section 1273(c)(2)(A) of the Internal Revenue Code.

      NOW, THEREFORE, in order to induce the Purchaser to enter into the aforesaid loan transaction and to make said loan to the Borrower, and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. ISSUANCE OF WARRANT.

      1.1 WARRANT PRICE. During the period from the date hereof through, and including, the fifth anniversary of the date hereof, the Warrant shall entitle the Purchaser thereof, subject to the other provisions of this Agreement, to purchase from the Company shares (collectively, the "Warrant Shares") of Common Stock, $.0001 par value per share, of the Company ("Common Stock") equal to six and one half percent (6.50%) of the total outstanding shares of the Borrower at the time of exercise, on a fully diluted

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basis, including, without limitation, after giving effect to the issuance of the
Warrant and the related Warrant Shares, for a total exercise price of $390.000, as set forth in the Warrant Certificate attached hereto as EXHIBIT A. Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price." For the purpose of this Agreement, the term "Warrant Shares" shall include any additional shares of capital stock of the Company issued to the Purchaser in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger or similar event as set forth below in
Section 4.1 through 4.5 (inclusive).

      1.2 DURATION OF WARRANTS. Any Warrant evidenced by a Warrant Certificate may be exercised at any time, as specified herein, on or after the date hereof and at or before the close of business on the date which is the fifth anniversary of the date hereof. Each Warrant not exercised at or before the close of business on the expiration date set forth above (the "Expiration Date") shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

      1.3 EXERCISE OF WARRANTS. (a) On or before the Expiration Date, any whole number of Warrant Shares available for exercise pursuant to Section 1.2 may be exercised by surrendering the Warrant Certificate evidencing such Warrant Shares at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds, of the Exercise Price for each Warrant Share exercised. In addition, the Warrant may be exercised pursuant to the cashless exercise procedures specified in Section 4,1 hereof. The date on which payment in full of the Exercise Price for a Warrant Share and the duly executed and completed Warrant Certificate are received by the Company, or the date of the cashless exercise pursuant to section 4.1 hereof, shall be deemed to be the date on which such Warrant is exercised.

      (b) As soon as practicable after the exercise of any Warrant Shares, the Company shall issue, to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, the Common Stock to which such Holder is entitled in fully registered form, registered in such name or names as may be directed by such Holder; and, if fewer than all of the Warrant Shares evidenced by such Warrant Certificate were exercised, the Company shall execute and deliver a new Warrant Certificate evidencing the number of Warrant Shares remaining unexercised.

      (c) The Company shall pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares.

      1.4 CASHLESS EXERCISE. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, at the office of the Company, with the cashless exercise notice annexed hereto

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duly executed. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                    X = Y x(A-B)
                           -----
                             A
where

X = the total number of shares of Common Stock to be issued to the Holder pursuant to this Section 1.4.

Y = the number of shares of Common Stock covered by this Warrant in respect of which the cashless exercise is made pursuant to this Section 1.4.

A = the fair market value of one share of Common Stock.

B = the Exercise Price in effect under this Warrant at the time the cashless exercise is made pursuant to this Section 1.4.

For all purposes of this Agreement, whenever the term or phrase "fair market value", is used, it shall mean (x) the value mutually determined by the parties, or failing such mutual determination, (y):

      (i) in the event it relates to securities, and the securities are listed on a national stock exchange, the NASDAQ National Market, NASDAQ Small Cap or the OTC Bulletin Board, the average closing ask price for the security for the five trading days prior to the date of determination; and

      (ii) otherwise, a value determined by means of an appraisal undertaken by two independent appraisers, one chosen by the Lender and one chosen by the Company, in each case within five Business day's of the date that a determination is required and, in the event such two appraisers can not mutually agree on value within ten Business day's after they are so chosen, the value determined by one of the two foregoing appraisers, as determined by a third appraiser mutually chosen by Lender and the Company (i.e., a "baseball arbitration" definition), within five Business day's after such ten business day period and, in the event Lender and the Company can not mutually agree on such third appraiser within such five Business day period, an appraiser selected by the American Arbitration Association (New York, New York), which third appraiser shall make a "baseball arbitrator" determination within ten Business day's of being appointed.

If a party fails to choose an appraiser within the five Business Day period referenced in clause (ii) above, the sole appraiser selected by the other party shall make the determination alone (and it shall be binding on both parties).

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      1.5 PUT RIGHT. From and after the fifth anniversary of the date hereof, from time to time, at one or more times, the Purchaser shall have the right to put to the Company, upon ten (10) Business Days prior notice specifying the date the Purchaser wishes to exercise such Put (each a "Put Exercise Date"), all or any portion of the Warrant Shares acquired by the Purchaser pursuant to the terms of this Agreement, at a price per Warrant Share equal to the fair market value thereof. On the applicable Put Exercise Date, the Purchaser will deliver the applicable Warrant Shares to the Company and the Company will pay the Purchaser the purchase price calculated in accordance with this Section 1.5.

2. REPRESENTATIONS OF THE COMPANY. Subject to and except as disclosed by the Company on EXHIBIT B hereto, the Company hereby represents and warrants to the Purchaser as of the date of issuance as follows:

      2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware and has full corporate power and authority to own and lease its property and to conduct its business as presently conducted by it and to enter into and perform this Agreement, to carry out the transactions contemplated by this Agreement and to issue, sell and deliver the Warrant and the Warrant Shares. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, prospects or financial condition. The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and by-laws, each as amended to date and presently in effect.

      2.2 CAPITALIZATION.

      (a) As of the date of issuance hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $.0001 per share, of which 29,783,301 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable and (ii) no shares of preferred stock. The Company will immediately authorize and reserve the number of shares of Common Stock issuable upon the exercise of the Warrant.

      (b) Except as described above and as set forth on EXHIBIT C, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from the Company any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class if its capital stock any evidences of indebtedness or assets and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any convertible security or any interest therein or to pay any dividend or make any other distribution in respect thereof. No holder of any warrant, option or other right to purchase any equity of the Company has, by virtue of such warrant, option or other right, the right to receive, participate in or otherwise in any manner benefit from any dividends or other distributions paid by the Company in cash or

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property on account of the equity of the Company unless such holder exercises such warrant, option or other right and acquires equity of the Company.

      2.3 STOCKHOLDER AGREEMENTS. Except as contemplated by this Agreement, the Loan Agreement and EXHIBIT C, there are no agreements, written or oral, between the Company and any holder of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

      2.4 ISSUANCE OF WARRANT AND WARRANT SHARES. (a) The issuance, sale and delivery of the Warrant in accordance with this Agreement, and the issuance and delivery of the Warrant Shares upon exercise of the Warrant, have been duly authorized by all necessary corporate action on the part of the Company. The Warrant Shares have been duly and validly reserved and, when issued upon exercise of the Warrant, will be duly and validly issued, fully paid and nonassessable. When issued, the Warrant Shares will be free from any claims, liens or encumbrances, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

      (b) Together, the Loan and the Warrant issued in accordance with this Agreement constitute an "investment unit" for the purposes of Section 1273(c)(2)(A) of the Internal Revenue Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Internal Code, the issue price of the investment unit is the face principal amount of the Loan. Allocating that issue price among the Loan and Warrant in proportion to their fair market value, as required by Section 1273(c)(2)(B) of the Internal Revenue Code and Treasury Regulation 1.1273-2(h)(l), results in the Warrant having an issue price of $100.00 and the Loan having a principal amount of $499,900.

      2.5 AUTHORITY. The execution, delivery and performance by the Company of this Agreement and the Warrant have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Warrant constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of, and performance of the transactions contemplated by, this Agreement and the Warrant, and compliance with their provisions by the Company, will not violate any provision of law or regulation and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's Certificate of Incorporation or by-laws, each as amended to date and presently in effect, or any indenture, lease, mortgage, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or its properties, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets or properties of the Company, where such violation, conflict, breach, default or imposition of a lien, change or encumbrance could have a material adverse effect on the Company.

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      2.6 GOVERNMENTAL AND OTHER CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person or entity is required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the Warrant or the offer, issuance, sale and delivery of the Warrant and the Warrant Shares, except such filings as shall have been made prior to and shall be effective on and as of the Closing Date and except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, all which will be filed within applicable periods therefor. Based upon the representations made by the Purchaser in Section 3 of this Agreement, the offer and sale of the Warrant and the Warrant Shares to the Purchaser will be exempt from the registration requirements of the Securities Act and from the qualification requirements of any applicable state securities laws.

      2.7 DISCLOSURES. Neither this Agreement nor any exhibit hereto nor any certificate or instrument furnished or to be furnished to the Purchaser or its counsel in connection with the transactions contemplated by this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to the Purchaser.

3. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Company on the date of issuance and upon exercise of this Warrant as follows:

      3.1 INVESTMENT. The Purchaser is acquiring the Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Purchaser understands that the Warrant and the Warrant Shares have not been registered under the Securities Act or qualified under any applicable state securities laws in reliance upon exemptions from such requirements.

      3.2 AUTHORITY. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms.

      3.3 SOPHISTICATED INVESTOR; ACCREDITED INVESTOR. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. The Purchaser has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its investment in the Company. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act.

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      3.4 RESTRICTED SECURITIES. The Purchaser acknowledges that the Warrant and the Warrant Shares have not been registered under the Securities Act and, as a result, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

      3.5 ACCESS TO INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

      3.6 RESTRICTIVE LEGEND. Each certificate representing any Warrant or any Warrant Shares or other securities issued in respect of the Warrant or the Warrant Shares upon a stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 or as otherwise permitted by the provisions of Section 4) and be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

   THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE. THE WARRANT SHARES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN WARRANT PURCHASE AGREEMENT DATED AS OF THE DATE HEREOF, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

4. ANTI-DILUTION PROVISIONS

      4.1 REORGANIZATION, RECLASSIFICATION OR RECAPITALIZATION OF THE COMPANY. In case of (1) a capital reorganization, reclassification or recapitalization of the Company's Common Stock (other than in the cases referred to in Section 4.2 hereof), (2) the Company's consolidation or merger with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's Common Stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, or (3) the sale or transfer of the Company's property as an entirety or substantially as an entirety, then, as

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part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of Warrant Shares theretofore deliverable, as appropriate), and without payment of any additional consideration (other than the applicable Exercise Price), the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 4.1 shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

      4.2 RECLASSIFICATIONS. If the Company changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted.

      4.3 SPLITS AND COMBINATIONS. If the Company at any time subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely if the outstanding shares of Common Stock are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Upon any adjustment of the Exercise Price under this Section 4.3, the number of Warrant Shares issuable upon exercise of this Warrant shall equal the number of shares determined by dividing (i) the aggregate Exercise Price payable for the purchase of all shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Exercise Price per share in effect immediately after such adjustment.

      4.4 DIVIDENDS AND DISTRIBUTIONS. If the Company declares a dividend or other distribution on the Common Stock (other than a cash dividend or distribution), then, as part of such dividend or distribution, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof, in addition to the number of shares of Common Stock receivable thereupon and without payment of any additional consideration, the amount of the dividend or other distribution to which the holder of the number of shares of Common Stock obtained upon exercise hereof would have been entitled to receive had the exercise occurred as of the record date for such dividend or distribution.

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      4.5 LIQUIDATION; DISSOLUTION. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Exercise Price for the Warrant Shares for which this Warrant is exercised, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Exercise Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Exercise Price from the amount payable to the Holder.

      4.6 ANTIDILUTION PROVISIONS.

      4.6.1 DEFINITIONS. For purposes of this Section 4.6 the following definitions shall apply:

      "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

      "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon conversion of all outstanding Convertible Securities and exercise of all Options, other than Excluded Stock.

      "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

      "Current Exercise Price" shall mean the Exercise Price immediately before the occurrence of any event, which, pursuant to Section 4.6, causes an adjustment to the Exercise Price.

      "Option" means any right, warrant or option to subscribe for or purchase shares of Common Stock or Convertible Securities.

      4.6.2 ISSUANCE OF SECURITIES AT LESS THAN FAIR MARKET VALUE. Subject to
Section 4.6.3, in case the Company shall at any time after the date hereof, issue or sell any Common Stock or Common Stock Equivalents without consideration, or for a consideration per share less than fair market value, then, and thereafter successively upon each such issuance or sale, the Current Exercise Price shall simultaneously with such issuance or sale be adjusted downward to an Exercise Price (calculated to the nearest cent) determined by reducing the Current Exercise Price to the lower of (i) the price at which such Common Stock or Common Stock Equivalents are sold or (ii) the amount

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determined by multiplying the Current Exercise Price by the ratio of the price at which Common Stock or Common Stock Equivalents are sold, divided by the fair market value.

      For the purposes of this subsection 4.6.2, the following provisions shall also be applicable:

            (1) CASH CONSIDERATION. In case of the issuance or sale of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

            (2) NON-CASH CONSIDERATION. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration, a part of which shall be other than cash, the fair market value of such consideration, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 4.6.2(a)(2), of the consideration other than cash received by the Company for such securities.

            (3) OPTIONS AND CONVERTIBLE SECURITIES. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 4.6.2 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the minimum amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section 4.6.2(a)(4), no adjustment or further adjustment of the Exercise Price shall be made upon the actual issuance of (a) any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities or the exercise of such Options or (b) any Common Stock issued or sold pursuant to conversion of any Convertible Securities or exercise of any Options to the extent outstanding on the date hereof.

            (4) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the exercise price provided for in any Option referred to in subsection 4.6.2(a)(3), or the rate at which

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any Convertible Securities referred to in subsection 4.6.2(a)(3) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the exercise price provided for in any such Option referred to in subsection 4.6.2(a)(3), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 4.6.2(a)(3), or the rate at which any Convertible Securities referred to in subsection 4.6.2(a)(3) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution and such reduction would trigger an adjustment under subsection 4.6.2(a), then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock actually delivered and for the consideration actually received for such Option or Convertible Security and the Common Stock.

            (5) TERMINATION OF OPTION OR CONVERSION RIGHTS. In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

      4.6.3 EXCLUDED STOCK. Notwithstanding anything in this Section 4.6 to the contrary, the Exercise Price shall not be adjusted by virtue of the following issuances or grants of Common Stock or Common Stock Equivalents:

            (i) Shares of Common Stock issued upon exercise of options and warrants outstanding as of the date hereof and set forth on Schedule 7.2(i)(ii) to the Loan Agreement;

            (ii) Shares of Common Stock issued pursuant to a transaction described in Sections 4.3 and 4.4 hereof, provided that this Warrant shall be adjusted as set forth in such Sections 4.3 and 4.4 for the issuance of such Shares; and

            (iii) Shares of Common Stock or Common Stock Equivalents issued or issuable in connection with a bona fide business acquisition of or by the

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

Company or its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, and approved by the Board of Directors.

      4.7 MAXIMUM EXERCISE PRICE. At no time shall the Exercise Price exceed the amount set forth in Section 1.1 unless the Exercise Price is adjusted pursuant to Section 4.3 hereof.

      4.8 DILUTION EVENTS RELATING TO CAPITALIZATION REPRESENTATIONS. If there is a breach or a failure of the representation contained in Section 2.2 relating to Capitalization (excluding warrants and options significantly out of the money) and such breach or failure results in adverse effect in the ownership percentage represented by this Warrant had such Capitalization representation been true and correct in all material respects (excluding warrants and options significantly out of the money), then an appropriate adjustment and/or additional issuance of Warrants shall be made necessary to preserve, without dilution, the purchase rights represented by this Warrant and the ownership percentage intended to be granted to Purchaser had such Capitalization representation been true and accurate in all material respects (excluding warrants and options significantly out of the money). In each such case and if deemed necessary by the Purchaser, the Purchaser shall appoint a firm of independent public accountants of recognized national or regional standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4.8, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Purchaser shall promptly mail a copy thereof to the Company and the Company shall make the adjustments described therein.

      4.9 NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of any Warrant, and lieu thereof, the Company will pay in cash the fair market value of such fractional share.

      4.10 CERTIFICATES AND NOTICES.

      (a) ADJUSTMENT CERTIFICATES. Upon any adjustment of the Exercise Price and/or the number of shares of Common Stock purchasable upon exercise of this Warrant, a certificate, signed by (i) the Company's President, Chief Operating Officer or Chief Financial Officer, or (ii) any independent firm of certified public accountants of recognized national or regional standing the Company selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Holder and shall specify the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrant after giving effect to the adjustment.

      (b) EXTRAORDINARY CORPORATE EVENTS. If the Company, after the date hereof, proposes to effect (i) any transaction described in Sections 4.1 or 4.2 hereof, or (ii) a liquidation, dissolution or winding up of the Company described in
Section 4.5 hereof or (iii) any payment of a dividend or distribution with respect to any equity securities of the

Company (other than a cash dividend or distribution), then, in each such case, the Company shall mail to the Holder a notice describing such proposed action and specifying the date on which the Company's books shall close, or a record shall be taken, for determining the holders of equity securities of the Company entitled to participate in such action, or the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of equity securities of the Company shall be entitled to receive securities and/or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed to the Holder at least twenty days prior to the record date for such action in the case of any action described in clause (i) above at least ten days prior to the record date for such action in the case of any action described in clause (iii) above, and in the case of any action described in clause (ii) above, at least twenty days prior to the date on which the action described is to take place and at least twenty days prior to the record date for determining holders of equity securities of the Company entitled to receive securities and/or other property in connection with such action. The failure to give notice required by this Section 4.10(b) or any defect therein shall be a breach of this Warrant but shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

      4.11. NO IMPAIRMENT. The Company shall not, by amendment of its articles of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      4.12. APPLICATION. Except as otherwise provide herein, all sections of this Article IV are intended to operate independently of one another. If an event occurs that requires the application of more than one section, all applicable sections shall be given independent effect.

5. RESTRICTIONS ON TRANSFERABILITY. Neither the Warrants nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 5, and in compliance with applicable federal and state securities laws. The Purchaser will cause any proposed transferee of the Warrants or the Warrant Shares held by the Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 5 if and to the extent that such securities continue to be restricted securities in the hands of the transferee.

      5.1 NOTICE OF PROPOSED TRANSFERS. The holder of each security representing any of the Warrants or the Warrant Shares or any other securities issued in respect of the Warrants or the Warrant Shares upon a stock split, stock dividend, recapitalization, merger, consolidation or similar event, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 5.1. Prior to any proposed transfer of any Restricted Securities (as defined in Section 5.2 below), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer. Each certificate, warrant or other security evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.6, except that such certificate, warrant or other security shall not bear such restrictive legend if the securities represented thereby have been sold in compliance with Rule 144 or, in the opinion of counsel for the Company or the Purchaser, such legend is not required in order to establish compliance with any provision of the Securities Act.

      5.2 CERTAIN ADDITIONAL DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

      "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Holder" means the Purchaser and any holder of any of the Warrants to whom the rights granted under this Agreement are transferred as permitted by this Agreement.

      The terms "register", "registered" and "registration" refer to a registration for a public offering and sale of securities of the Company effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

      "Restricted Securities" refers collectively to the securities of the Company required to bear the legend set forth in Section 3.6 hereof.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      5.3 RULE 144 REQUIREMENTS. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

      (a) At all times when the Company's Common Stock is publicly traded, use its reasonable efforts at all times to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

      (b) At all times when the Company's Common Stock is publicly traded, use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time during which it is subject to such reporting requirements;

      (c) At all times when the Company's Common Stock is publicly traded, so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time during which it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

      6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

      7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

      8. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, prepaid overnight courier, or mailed by first class, certified or registered mail, return receipt requested, postage prepaid or sent by facsimile:

      If to the Company, at

         SLM Holdings INC.
         135 Pinelawn Road, Suite 130N
         Melville, NY 11747
         Attention: Jason Bishara

      with a copy to:

         Gersten Savage LLP
         600 Lexington Avenue, 9th Floor
         New York, NY 10022
         Attention: Arthur Marcus, Esq.

or at such other address or addresses, or facsimile number(s) as may be furnished in writing by the Company to the Purchaser.

         If to the Purchaser, at

            Aegis NY Venture Fund GP, LLC
            787 Seventh Avenue - 9th Floor
            New York, NY 10019
            Attention: Todd Roberts

      With a copy to,

                  Nimkoff Rosenfeld & Schechter, LLP
                  One Penn Plaza, Suite 2424
                  New York, NY 10119
                  Attention: Shimon A. Rosenfeld, Esq.

or at such other address or addresses, or facsimile number(s) as may be furnished in writing to the parties.

      Notices provided in accordance with this Section 8 shall be deemed delivered upon physical delivery or upon delivery by facsimile transmission.

      9. BROKERS. Each of the Company and the Purchaser (i) represents and warrants that it has retained no finder or broker or taken any other action resulting in the payment of any brokerage fee or sales commission in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

      10. ENTIRE AGREEMENT. This Agreement, the Warrant, the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) and the exhibits and schedules hereto and thereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The provisions of this Agreement are not limited by, nor in limitation of, any additional or differing provisions in the Loan Agreement or any of the other Loan Documents, but all agreements between the Company and the Purchaser are to be given full effect in accordance with their respective terms. This Agreement and the Warrant will remain in effect and will not be affected by any amendment, modification, termination, expiration and/or demand for payment made at any time hereafter with respect to the loan described in the Loan Agreement.

      11. AMENDMENTS AND WAIVERS. No term, condition or covenant of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), without the prior written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13. HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

      14. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

      15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard for its principles of conflicts of laws.

      16. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken by the Company, is by the terms of this Agreement required to be satisfactory to the Purchaser, the determination of such satisfaction shall be made by the Purchaser in its sole and exclusive reasonable judgment (exercised in good faith).

      17. TAX RETURNS. None of the parties will take any position in its tax returns or otherwise that is inconsistent with Recital E or Section 2.4 of this Agreement.

      18. WAIVER OF JURY TRIAL. THE COMPANY AGREES THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, OR THE WARRANT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE COMPANY AND THE PURCHASER, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE COMPANY AND THE PURCHASER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE COMPANY AND THE PURCHASER HAVE NOT AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      19. CONSENT TO JURISDICTION. THE COMPANY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURTS FOR THE STATE OF NEW YORK, LOCATED IN THE COUNTY OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THE COMPANY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS

AGREEMENT, THE WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                             SLM HOLDINGS INC.

                                             BY: /s/ Jason Bishara
                                                --------------------
                                                 Name: Jason Bishara
                                                 Title: CEO

                                             AEGIS NY VENTURE FUND, LP

                                             BY: /s/ Todd Roberts
                                                ----------------------
                                                 Name: Todd Roberts
                                                 Title: Chairman

                                       19